Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Reports Third Quarter 2017 Results

DALLAS, Texas - (Business Wire) - November 6, 2017 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® fast casual restaurant brands, today reported results for the 13-week third quarter ended on October 1, 2017. The Company also provided an update on senior executive appointments, meaningful progress it is making on its Strategic Renewal Plan (the "Plan") to drive long-term shareholder value creation, and corporate governance policies.

Fiesta President and Chief Executive Officer Richard Stockinger said, “Prior to the arrival of two significant hurricanes in late August and early September, we were experiencing improved sales and transaction trends at Pollo Tropical with comparable restaurant sales rebounding from high single digit declines to low single digit declines. After the temporary closing of all our Pollo Tropical restaurants in Florida and Atlanta due to the storms, we are pleased that sales are beginning to approach pre-hurricane comparable levels. October estimated comparable sales for the five week fiscal period ending November 6, 2017 were approximately flat at Pollo Tropical, including the positive impact from lapping Hurricane Matthew in the prior year period of 3.4%.”

Mr. Stockinger added, “We continue to execute our Plan of operational and concept change at Taco Cabana where we have intentionally reduced our media presence over an extended period and eliminated most promotional activities. While these steps are impeding sales performance at Taco Cabana year over year in the near-term, we are experiencing improving qualitative indicators including an increase in guest compliments and fewer guest complaints. This is similar to our experience at Pollo Tropical ahead of the reversal of its sales trajectory."

Mr. Stockinger concluded, "While the hurricanes hindered our brand re-launches, Pollo Tropical’s brand re-launch has begun recently with the introduction of new menu offerings supported by a new advertising campaign. We will complete our full Taco Cabana brand re-launch by early next year under the leadership of our new brand president, with much work yet to do.”

Senior Executive Appointments

The Company has recently appointed a number of accomplished executives who have extensive restaurant and retail experience to complete the composition of the senior management team. Chuck Locke has joined the Company as Taco Cabana President, having previously served as Chief Operating Officer at Anthony’s Coal Fired Pizza, and Tony Dinkins, who was previously with Cable and Wireless Communications, has been appointed Senior Vice President of Human Resources at Fiesta. Maria Chang Mayer, General Counsel of AMG and Widex USA, one of the world’s largest hearing aid manufacturers that operates hundreds of retail hearing aid clinics nationwide, was appointed General Counsel and Secretary at Fiesta and will join the Company this month. Additionally, Danny Meisenheimer, Fiesta Chief Operating Officer, has assumed the additional role of Pollo Tropical President.

Strategic Renewal Plan

The Company continues to execute its Plan making meaningful progress since last quarter in all four areas of focus: 1) revitalizing restaurant performance in core markets; 2) managing capital and financial discipline; 3) establishing platforms for long-term growth; and 4) optimizing each brands’ restaurant portfolio. The items detailed below reflect Fiesta’s accomplishments to date.

Revitalizing Restaurant Brands in Core Markets

•	Fiesta has implemented refined recipes that improve food quality with fresh and clean ingredients, positively impacting approximately 90% of each brand’s menu.

•
The Company has uniquely vertically integrated its chicken supply chain for Pollo Tropical allowing it to control the feed and breed of all chickens purchased with the objective of "no antibiotics ever" by next year.

•	Multiple operational initiatives have been put in place to deliver high quality execution with consistency.

•	Pollo Tropical launched a new creative TV, radio, billboard and social media advertising campaign in late October which features freshly prepared menu offerings.

•
In October, Pollo Tropical rolled out a new menu featuring new menu items which is demonstrating promising initial results including higher check averages. Research validates the new menu direction including new and future opportunities.

•	Taco Cabana recently launched a new advertising campaign that features for a limited time three new chicken fajita tacos with composed topping recipes.

•	New digital menu boards are in the process of being rolled out across both brands featuring enhanced displays with flexibility to rotate by daypart and feature promotions and videos.

•	New labor models have been implemented at both brands to improve speed of service, transaction flow, and the quality and consistency of hospitality.

•	Fiesta continues to upgrade its kitchens and restaurant presentation, including added signage and exterior lighting to improve visibility.

•	Regional chefs were added to the field structure to enhance food knowledge, provide culinary training and ensure adherence to high quality operating and food safety standards.

Managing Capital and Financial Discipline

•	Based on research and financial modeling, the Company has introduced a tiered menu pricing strategy across both brands in October.

•	Nine Pollo Tropical Company-owned restaurants have been remodeled this year and one Taco Cabana restaurant will be remodeled by the end of the year.

•	Fiesta is in the process of developing a preventative maintenance program to improve the longevity of its restaurant base.

•	Restaurant prototypes for both brands are being redesigned to optimize the guest experience and deliver attractive investment returns at lower costs.

Establishing Platforms for Growth

•	The Company launched an outsourced call center to answer guest inquiries and handle catering orders initially at Pollo Tropical. This is a significant source of future growth at both brands.

•
Fiesta is working with new partners to establish comprehensive digital capabilities that will include refining delivery, catering, mobile apps, online ordering and loyalty platforms for implementation in 2018.

•	The Company continues to refine the positioning of both brands in core markets and outside of core markets beginning with Pollo Tropical locations in North Florida and the Atlanta metropolitan area.

Optimizing our Restaurant Portfolio

•	Fiesta has rationalized its restaurant portfolio at both brands with the closure of several unprofitable restaurants.

•	The Company is updating its franchise disclosure documents to support potential franchise growth in the future.

•	Fiesta plans to update its site selection and restaurant optimization models for future expansion outside of core markets.

Corporate Governance

Today, the Board is updating shareholders on its ongoing review of corporate governance policies. The Board has adopted a mandatory retirement age of 75 years for directors seeking re-election and, as previously disclosed, intends to put forward a plan at the next Annual Meeting to declassify the Company's Board of Directors.

Third Quarter 2017 Financial Summary

Hurricanes

During the third quarter of 2017, Texas and Florida were struck by Hurricanes Harvey and Irma (the “Hurricanes”). 43 Taco Cabana and two Pollo Tropical Company-owned restaurants in the Houston metropolitan area and all 149 Pollo Tropical Company-owned restaurants in Florida and the Atlanta metropolitan area were closed and affected by the hurricanes to varying degrees (e.g. property preparation and damage, inventory losses, payment of hourly restaurant employees while restaurants were closed, lost business related to temporary closures, limited menu and modified hours of operations). Other Texas markets where we operate Company-owned restaurants including San Antonio were also affected by Hurricane Harvey, but to a lesser degree. All of the restaurants that were closed have re-opened except for one Taco Cabana restaurant and two Pollo Tropical restaurants that remain closed in Houston. The Company donated $0.6 million in food to relief efforts in addition to feeding first responders and families in need in both Texas and Florida.

We estimate that the Hurricanes negatively impacted Adjusted EBITDA and income (loss) from operations by approximately $3.0 million to $4.0 million at Pollo Tropical and approximately $1.0 million to $1.5 million at Taco Cabana and negatively impacted comparable restaurant sales and transactions by approximately 5.5% to 6.5% at Pollo Tropical and approximately 2% to 3% at Taco Cabana for the third quarter of 2017.

Select third quarter 2017 results as compared to third quarter 2016 results include:

•	Total revenues decreased 12.9% to $158.7 million;

•	Comparable restaurant sales at Pollo Tropical decreased 10.9%, primarily driven by a decrease in comparable restaurant transactions of 13.1% including the negative impact from the Hurricanes;

•
Comparable restaurant sales at Taco Cabana decreased 12.6%, primarily driven by a decrease in comparable restaurant transactions of 14.3% including the negative impact from Hurricane Harvey and the continued suspension of advertising and promotional discounts;

•
Two Company-owned Pollo Tropical restaurants and three Company-owned Taco Cabana restaurants were opened, and six Company-owned Pollo Tropical restaurants and four Company-owned Taco Cabana restaurants in Texas were closed;

•	The Company recognized impairment and other lease charges of $15.9 million in the third quarter of 2017 compared to impairment and other lease charges of $18.5 million in the third quarter of 2016;

•	Net loss of $8.3 million or $0.31 per diluted share, compared to the prior year period net loss of $4.5 million, or $0.17 per diluted share.

•
Adjusted net income of $1.7 million, or $0.06 per diluted share, compared to the prior year period adjusted net income of $8.1 million, or $0.30 per diluted share (see non-GAAP reconciliation table below); and

•
Consolidated Adjusted EBITDA of $13.2 million compared to the prior year period consolidated Adjusted EBITDA of $23.5 million including the negative impact of the Hurricanes (see non-GAAP reconciliation table below).

Brand Results

Pollo Tropical restaurant sales decreased 15.0% to $87.9 million compared to the prior year period due primarily to a comparable restaurant sales decrease of 10.9% and 32 fewer Company-owned restaurants in operation compared to the prior year period as a result of recent restaurant closures in Texas, Georgia, and Tennessee. The decrease in comparable restaurant sales resulted from a 13.1% decrease in comparable restaurant transactions, partially offset by a 2.2% increase in average check. Comparable restaurant sales and transactions were negatively impacted by the Hurricanes as noted above and by sales cannibalization from new restaurants on existing restaurants by approximately 60 basis points. The increase in average check was driven by menu price increases that positively impacted restaurant sales by 1.2% and higher sales mix.

Taco Cabana restaurant sales decreased 10.3% to $70.2 million in the quarter compared to the prior year period due primarily to a comparable restaurant sales decrease of 12.6%. The decrease in comparable restaurant sales resulted from a 14.3% decrease in comparable restaurant transactions, partially offset by a 1.7% increase in average check. Comparable restaurant sales and transactions were negatively impacted by Hurricane Harvey as noted above as well as by the continued suspension of advertising and promotional discounts. The increase in average check was primarily driven by menu price increases that positively impacted restaurant sales by 1.7%.

Restaurant Portfolio

During the third quarter of 2017, Fiesta opened two Company-owned Pollo Tropical restaurants in Florida and three Company-owned Taco Cabana restaurants in Texas.

In September, due to the ongoing uncertainty created in Houston by Hurricane Harvey, the Company did not re-open our two Houston Pollo Tropical restaurants. Due to limited awareness of the Pollo Tropical brand and high relative overhead costs needed to support the four remaining restaurants in San Antonio, the Company decided to permanently close all six Pollo Tropical restaurants in Texas and focus on revitalizing core markets and brand repositioning outside of core markets. Fiesta also closed four Company-owned Taco Cabana restaurants in Texas during the third quarter of 2017.

As of October 1, 2017, there were 149 Company-owned Pollo Tropical restaurants, 168 Company-owned Taco Cabana restaurants, 32 franchised Pollo Tropical restaurants in the U.S., Puerto Rico, the Bahamas, Guyana, Panama, Honduras and Venezuela and seven franchised Taco Cabana restaurants in the U.S.

In 2017, Fiesta expects to open nine new Company-owned Pollo Tropical restaurants in Florida and six new Company-owned Taco Cabana restaurants in Texas, including one closed Company-owned Pollo Tropical restaurant that will be converted to a Taco Cabana restaurant. As of October 1, 2017, eight new Company-owned Pollo Tropical restaurants and six new Company-owned Taco Cabana restaurants have opened.

2018 Restaurant Development and Capital Expenditures

In 2018, Fiesta expects to open nine new Company-owned Pollo Tropical restaurants in Florida and seven new Company-owned Taco Cabana restaurants in Texas including up to five closed Pollo Tropical restaurants that will be converted to Taco Cabana restaurants.

Total capital expenditures in 2018 are expected to be $60 million to $68 million. Capital expenditures include $26 million to $28 million for the development of new Company-owned restaurants, $23 million to $25 million for the ongoing reinvestment in our Pollo Tropical and Taco Cabana Company-owned restaurants including approximately $11 million to $13 million in deferred maintenance needs related to the Plan, approximately $4 million to $6 million for restaurant remodeling costs and approximately $7 million to $9 million of other expenditures which primarily include information technology and systems projects.

Investor Conference Call Today

President and Chief Executive Officer Richard Stockinger, Senior Vice President and Chief Financial Officer Lynn Schweinfurth, and Senior Vice President, Chief Operating Officer and Pollo Tropical President Danny Meisenheimer will host a conference call at 4:30 p.m. ET today.

The conference call can be accessed live over the phone by dialing 201-689-8562. A replay will be available after the call until Monday, November 13, 2017, and can be accessed by dialing 412-317-6671. The passcode is 13671682. The conference call will also be webcast live from the corporate website at www.frgi.com, under the investor relations section. A replay of the webcast will be available through the corporate website shortly after the call has concluded.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc., owns, operates and franchises the Pollo Tropical and Taco Cabana® restaurant brands. The brands specialize in the operation of fast casual restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED OCTOBER 1, 2017 AND OCTOBER 2, 2016
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	Three months ended (a)		Nine months ended (a)
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Revenues:
Restaurant sales	$158,100	$181,592	$505,082	$538,366
Franchise royalty revenues and fees	591	664	1,840	2,099
Total revenues	158,691	182,256	506,922	540,465
Costs and expenses:
Cost of sales	49,151	54,726	150,827	163,383
Restaurant wages and related expenses (b)	44,649	47,503	139,050	139,536
Restaurant rent expense	9,104	9,488	27,881	27,522
Other restaurant operating expenses	24,856	25,715	73,560	72,366
Advertising expense	5,885	7,506	17,716	21,507
General and administrative expenses (b)(c)	12,065	14,520	47,213	42,621
Depreciation and amortization	8,483	9,513	26,265	26,474
Pre-opening costs	544	1,509	1,878	4,707
Impairment and other lease charges (d)	15,905	18,513	59,081	18,607
Other expense (income), net (e)	461	—	1,259	(238)
Total operating expenses	171,103	188,993	544,730	516,485
Income (loss) from operations	(12,412)	(6,737)	(37,808)	23,980
Interest expense	672	542	1,910	1,635
Income (loss) before income taxes	(13,084)	(7,279)	(39,718)	22,345
Provision for (benefit from) income taxes	(4,827)	(2,748)	(14,241)	8,065
Net income (loss)	$(8,257)	$(4,531)	$(25,477)	$14,280
Basic net income (loss) per share	$(0.31)	$(0.17)	$(0.95)	$0.53
Diluted net income (loss) per share	$(0.31)	$(0.17)	$(0.95)	$0.53
Basic weighted average common shares outstanding	26,845,568	26,716,219	26,811,610	26,658,739
Diluted weighted average common shares outstanding	26,845,568	26,716,219	26,811,610	26,665,091

(a) The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three and nine month periods ended October 1, 2017 and October 2, 2016 each included 13 and 39 weeks, respectively.

(b) Restaurant wages and related expenses include stock-based compensation of $9 and $35 for the three months ended October 1, 2017 and October 2, 2016, respectively, and $44 and $111 for the nine months ended October 1, 2017 and October 2, 2016, respectively. General and administrative expenses include stock-based compensation expense of $938 and $330 for the three months ended October 1, 2017 and October 2, 2016, respectively, and $2,723 and $2,523 for the nine months ended October 1, 2017 and October 2, 2016, respectively.

(c) General and administrative expenses for the three and nine months ended October 1, 2017, include $(155) and $3,748, respectively, of board and shareholder matter costs related to shareholder activism and CEO and board member searches, and $87 and $2,101, respectively, of Plan restructuring costs and retention bonuses. General and administrative expenses for the nine months ended October 1, 2017 also include an $849 charge for terminated capital project costs, $462 for the write-off of site costs related to locations that we decided not to develop, partially offset by the benefit of $473 related to litigation matters.

General and administrative expenses for the three and nine months ended October 2, 2016, include $834 and $459, respectively, related to litigation matters, $581 and $877, respectively, for the write-off of site costs related to locations that we decided not to develop, $282 and $1,030, respectively, of board and shareholder matter costs primarily related to the previously proposed and terminated separation transaction, and $193 and $539, respectively, in office restructuring and relocation costs.

(d) Impairment and other lease charges for the three months ended October 1, 2017, primarily include impairment charges for six Pollo Tropical restaurants that closed in September 2017, six additional Pollo Tropical restaurants and two Taco Cabana restaurants that the Company continues to operate, and other lease charges, net of recoveries, for restaurants closed in the third quarter of 2017 as well as adjustments related to previously closed restaurants due to lease terminations and assignments. Impairment and other lease charges for the nine months ended October 1, 2017, primarily include impairment charges for 36 Pollo Tropical restaurants closed in 2017, seven of which were impaired in 2016, impairment charges for four Taco Cabana restaurants closed in July 2017, impairment charges with respect to six Pollo Tropical restaurants and five Taco Cabana restaurants that the Company continues to operate, impairment charges related to a restaurant closed in 2016 as a result of the decision not to convert the location to a Taco Cabana restaurant, and other lease charges, net of recoveries, related to restaurants closed in 2017 as well as previously closed restaurants.

Impairment and other lease charges for the three and nine months ended October 2, 2016 primarily included impairment charges of $18.5 million related to sixteen Pollo Tropical restaurants that were subsequently closed in the fourth quarter of 2016 and second quarter of 2017 and one Taco Cabana restaurant that was subsequently closed in the third quarter of 2017.

(e) Other expense (income), net for the three and nine months ended October 1, 2017, primarily includes costs for the removal of signs and equipment and equipment transfers and storage related to the closure of restaurants, and severance for restaurant employees, partially offset by estimated insurance recoveries related to a restaurant temporarily closed due to Hurricane Harvey damages, and expected business interruption insurance proceeds related to a Taco Cabana restaurant that was temporarily closed due to a fire. Other income for the nine months ended October 2, 2016, primarily includes additional proceeds related to a Taco Cabana location that closed in 2015 as a result of an eminent domain proceeding.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	October 1, 2017	January 1, 2017

Assets
Cash	$4,244	$4,196
Other current assets	26,974	22,746
Property and equipment, net	227,686	270,920
Goodwill	123,484	123,484
Deferred income taxes	31,263	14,377
Other assets	4,146	5,842
Total assets	$417,797	$441,565

Liabilities and Stockholders' Equity
Current liabilities	$58,754	$46,769
Long-term debt, net of current portion	62,350	71,423
Lease financing obligations	—	1,664
Deferred income sale-leaseback of real estate	24,365	27,165
Other liabilities	30,836	30,369
Total liabilities	176,305	177,390
Stockholders' equity	241,492	264,175
Total liabilities and stockholders' equity	$417,797	$441,565

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	(unaudited)		(unaudited)
	Three months ended		Nine months ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
Segment revenues:
Pollo Tropical	$88,284	$103,827	$282,844	$305,697
Taco Cabana	70,407	78,429	224,078	234,768
Total revenues	$158,691	$182,256	$506,922	$540,465

Change in comparable restaurant sales (a):
Pollo Tropical	(10.9)%	(1.0)%	(8.5)%	(0.8)%
Taco Cabana	(12.6)%	(4.1)%	(7.2)%	(2.1)%

Average sales per Company-owned restaurant:
Pollo Tropical
Comparable restaurants (b)	$614	$659	$1,849	$2,062
New restaurants (c)	385	414	1,217	1,232
Total company-owned (d)	575	586	1,723	1,821
Taco Cabana
Comparable restaurants (b)	$420	$475	$1,335	$1,436
New restaurants (c)	423	568	1,358	1,513
Total company-owned (d)	420	477	1,336	1,438

Income (loss) before income taxes:
Pollo Tropical	$(10,816)	$(13,070)	$(39,414)	$4,235
Taco Cabana	(2,268)	5,865	(304)	18,932

Adjusted EBITDA:
Pollo Tropical	$9,396	$13,782	$41,257	$43,832
Taco Cabana	3,776	9,762	17,252	30,530

Restaurant-Level Adjusted EBITDA (e):
Pollo Tropical	$15,480	$21,977	$62,343	$68,846
Taco Cabana	8,984	14,712	34,159	45,317
(a) Restaurants are included in comparable restaurant sales after they have been open for 18 months or longer.
(b) Comparable restaurants are restaurants that have been open for 18 months or longer. Average sales for comparable Company-owned restaurants are derived by dividing comparable restaurant sales for such period for the applicable segment by the average number of comparable restaurants for the applicable segment for such period.
(c) New restaurants are restaurants that have been open for less than 18 months. Average sales for new Company-owned restaurants are derived by dividing new restaurant sales for such period for the applicable segment by the average number of new restaurants for the applicable segment for such period.
(d) Average sales for total Company-owned restaurants are derived by dividing restaurant sales for such period for the applicable segment by the average number of open restaurants for the applicable segment for such period.
(e) Restaurant-Level Adjusted EBITDA is a non-GAAP financial measure. Please see the reconciliation from net income (loss) to Restaurant-Level Adjusted EBITDA in the table titled "Supplemental Non-GAAP Information".

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental data for the periods indicated:

	Three months ended		Nine months ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Company-owned restaurant openings:
Pollo Tropical	2	9	8	26
Taco Cabana	3	—	6	2
Total new restaurant openings	5	9	14	28

Company-owned restaurant closings:
Pollo Tropical	(6)	—	(36)	—
Taco Cabana	(4)	—	(4)	—
Net change in restaurants	(5)	9	(26)	28

Number of Company-owned restaurants:
Pollo Tropical	149	181	149	181
Taco Cabana	168	164	168	164
Total Company-owned restaurants	317	345	317	345

Number of franchised restaurants:
Pollo Tropical	32	34	32	34
Taco Cabana	7	7	7	7
Total franchised restaurants	39	41	39	41

Total number of restaurants:
Pollo Tropical	181	215	181	215
Taco Cabana	175	171	175	171
Total restaurants	356	386	356	386

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	Three months ended
	October 1, 2017		October 2, 2016
		(a)		(a)
Pollo Tropical:
Restaurant sales	$87,888		$103,353
Cost of sales	28,527	32.5%	32,565	31.5%
Restaurant wages and related expenses	21,208	24.1%	24,383	23.6%
Restaurant rent expense	4,655	5.3%	5,059	4.9%
Other restaurant operating expenses	13,034	14.8%	14,361	13.9%
Advertising expense	4,980	5.7%	5,026	4.9%
Depreciation and amortization	5,187	5.9%	6,337	6.1%
Pre-opening costs	230	0.3%	1,456	1.4%
Impairment and other lease charges	13,729	15.6%	18,390	17.8%

Taco Cabana:
Restaurant sales	$70,212		$78,239
Cost of sales	20,624	29.4%	22,161	28.3%
Restaurant wages and related expenses	23,441	33.4%	23,120	29.6%
Restaurant rent expense	4,449	6.3%	4,429	5.7%
Other restaurant operating expenses	11,822	16.8%	11,354	14.5%
Advertising expense	905	1.3%	2,480	3.2%
Depreciation and amortization	3,296	4.7%	3,176	4.1%
Pre-opening costs	314	0.4%	53	0.1%
Impairment and other lease charges	2,176	3.1%	123	0.2%

	Nine months ended
	October 1, 2017		October 2, 2016
		(a)		(a)
Pollo Tropical:
Restaurant sales	$281,572		$304,138
Cost of sales	87,430	31.1%	96,435	31.7%
Restaurant wages and related expenses	66,945	23.8%	71,259	23.4%
Restaurant rent expense	14,502	5.2%	14,528	4.8%
Other restaurant operating expenses	39,353	14.0%	40,654	13.4%
Advertising expense	11,316	4.0%	12,473	4.1%
Depreciation and amortization	16,705	5.9%	17,043	5.6%
Pre-opening costs	1,013	0.4%	4,365	1.4%
Impairment and other lease charges	56,336	20.0%	18,390	6.0%

Taco Cabana:
Restaurant sales	$223,510		$234,228
Cost of sales	63,397	28.4%	66,948	28.6%
Restaurant wages and related expenses	72,105	32.3%	68,277	29.1%
Restaurant rent expense	13,379	6.0%	12,994	5.5%
Other restaurant operating expenses	34,207	15.3%	31,712	13.5%
Advertising expense	6,400	2.9%	9,034	3.9%
Depreciation and amortization	9,560	4.3%	9,431	4.0%
Pre-opening costs	865	0.4%	342	0.1%
Impairment and other lease charges	2,745	1.2%	217	0.1%

(a) Percent of restaurant sales for the applicable segment.

FIESTA RESTAURANT GROUP, INC.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(In thousands):

Consolidated Adjusted EBITDA and Restaurant-Level Adjusted EBITDA are non-GAAP financial measures. Prior to the second quarter of 2017, Adjusted EBITDA was defined as earnings before interest expense, income taxes, depreciation and amortization, impairment and other lease charges, stock-based compensation expense, and other expense (income), net. In 2017, our Board of Directors appointed a new Chief Executive Officer who initiated the Plan and uses an Adjusted EBITDA measure for the purpose of assessing performance and allocating resources to segments. The new Adjusted EBITDA measure used by the chief operating decision maker includes adjustments for significant items that management believes are related to strategic changes and/or are not related to the ongoing operation of our restaurants. Beginning in the second quarter of 2017, the primary measure of segment profit or loss used by the chief operating decision maker to assess performance and allocate resources is Adjusted EBITDA, which is now defined as earnings attributable to the applicable operating segments before interest expense, income taxes, depreciation and amortization, impairment and other lease charges, stock-compensation expense, other expense (income), net, and certain significant items for each segment that are related to strategic changes and/or are not related to the ongoing operation of our restaurants as set forth in the reconciliation table below. Adjusted EBITDA for each of our segments includes an allocation of general and administrative expenses associated with administrative support for executive management, information systems and certain finance, legal, supply chain, human resources, development and other administrative functions. Restaurant-Level Adjusted EBITDA is defined as Adjusted EBITDA excluding franchise royalty revenues and fees, pre-opening costs and general and administrative expenses (including corporate-level general and administrative expenses).

Adjusted EBITDA for each of our segments is the primary measure of segment profit or loss used by our chief operating decision maker for purposes of allocating resources to our segments and assessing their performance. In addition, management believes that Consolidated Adjusted EBITDA and Restaurant-Level Adjusted EBITDA, when viewed with our results of operations calculated in accordance with GAAP and our reconciliation net income (loss) to Consolidated Adjusted EBITDA and Restaurant-Level Adjusted EBITDA (i) provide useful information about our operating performance and period-over-period changes, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity. Also these measures may not be comparable to similarly titled captions of other companies.

Three Months Ended	Pollo Tropical	Taco Cabana	Other	Consolidated
October 1, 2017:
Net income (loss)				$(8,257)
Provision for (benefit from) income taxes				(4,827)
Income (loss) before taxes	$(10,816)	$(2,268)	$—	$(13,084)
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	5,187	3,296	—	8,483
Impairment and other lease charges	13,729	2,176	—	15,905
Interest expense	329	343	—	672
Other expense (income), net	566	(105)	—	461
Stock-based compensation expense in restaurant wages	(4)	13	—	9
Total Non-general and administrative expense adjustments	19,807	5,723	—	25,530
General and administrative expense adjustments:
Stock-based compensation expense	587	351	—	938
Board and shareholder matter costs	(89)	(66)	—	(155)
Write-off of site development costs	8	—	—	8
Plan restructuring costs and retention bonuses	51	36	—	87
Office restructuring and relocation costs	(152)	—	—	(152)
Total General and administrative expense adjustments	405	321	—	726
Adjusted EBITDA:	$9,396	$3,776	$—	$13,172
Restaurant-Level Adjustments:
Add: Pre-opening costs	230	314	—	544
Add: Other general and administrative expense(1)	6,250	5,089	—	11,339
Less: Franchise royalty revenue and fees	396	195	—	591
Restaurant-Level Adjusted EBITDA:	$15,480	$8,984	$—	$24,464

October 2, 2016:
Net income (loss)				$(4,531)
Provision for (benefit from) income taxes				(2,748)
Income (loss) before taxes	$(13,070)	$5,865	$(74)	$(7,279)
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	6,337	3,176	—	9,513
Impairment and other lease charges	18,390	123	—	18,513
Interest expense	229	313	—	542
Stock-based compensation expense in restaurant wages	18	17	—	35
Total Non-general and administrative expense adjustments	24,974	3,629	—	28,603
General and administrative expense adjustments:
Stock-based compensation expense	183	147	—	330
Board and shareholder matter costs	119	89	74	282
Write-off of site development costs	549	32	—	581
Office restructuring and relocation costs	193	—	—	193
Legal settlements and related costs	834	—	—	834
Total General and administrative expense adjustments	1,878	268	74	2,220
Adjusted EBITDA:	$13,782	$9,762	$—	$23,544
Restaurant-Level Adjustments:
Add: Pre-opening costs	1,456	53	—	1,509
Add: Other general and administrative expense(1)	7,213	5,087	—	12,300
Less: Franchise royalty revenue and fees	474	190	—	664
Restaurant-Level Adjusted EBITDA:	$21,977	$14,712	$—	$36,689

Nine Months Ended	Pollo Tropical	Taco Cabana	Other	Consolidated
October 1, 2017:
Net income (loss)				$(25,477)
Provision for (benefit from) income taxes				(14,241)
Income (loss) before taxes	$(39,414)	$(304)	$—	$(39,718)
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	16,705	9,560	—	26,265
Impairment and other lease charges	56,336	2,745	—	59,081
Interest expense	873	1,037	—	1,910
Other expense (income), net	1,454	(195)	—	1,259
Stock-based compensation expense in restaurant wages	(4)	48	—	44
Unused pre-production costs in advertising expense	322	88	—	410
Total Non-general and administrative expense adjustments	75,686	13,283	—	88,969
General and administrative expense adjustments:
Stock-based compensation expense	1,542	1,181	—	2,723
Terminated capital project	484	365	—	849
Board and shareholder matter costs	2,136	1,612	—	3,748
Write-off of site development costs	170	292	—	462
Plan restructuring costs and retention bonuses	1,278	823	—	2,101
Office restructuring and relocation costs	(152)	—		(152)
Legal settlements and related costs	(473)	—	—	(473)
Total General and administrative expense adjustments	4,985	4,273	—	9,258
Adjusted EBITDA:	$41,257	$17,252	$—	$58,509
Restaurant-Level Adjustments:
Add: Pre-opening costs	1,013	865	—	1,878
Add: Other general and administrative expense(1)	21,345	16,610	—	37,955
Less: Franchise royalty revenue and fees	1,272	568	—	1,840
Restaurant-Level Adjusted EBITDA:	$62,343	$34,159	$—	$96,502

October 2, 2016:
Net income (loss)				$14,280
Provision for (benefit from) income taxes				8,065
Income (loss) before taxes	$4,235	$18,932	$(822)	$22,345
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	17,043	9,431	—	26,474
Impairment and other lease charges	18,390	217	—	18,607
Interest expense	708	927	—	1,635
Other expense (income), net	(12)	(226)	—	(238)
Stock-based compensation expense in restaurant wages	56	55	—	111
Total Non-general and administrative expense adjustments	36,185	10,404	—	46,589
General and administrative expense adjustments:
Stock-based compensation expense	1,408	1,115	—	2,523
Board and shareholder matter costs	119	89	822	1,030
Write-off of site development costs	796	81	—	877
Office restructuring and relocation costs	539	—	—	539
Legal settlements and related costs	550	(91)	—	459
Total General and administrative expense adjustments	3,412	1,194	822	5,428
Adjusted EBITDA:	$43,832	$30,530	$—	$74,362
Restaurant-Level Adjustments:
Add: Pre-opening costs	4,365	342	—	4,707
Add: Other general and administrative expense(1)	22,208	14,985	—	37,193
Less: Franchise royalty revenue and fees	1,559	540	—	2,099
Restaurant-Level Adjusted EBITDA:	$68,846	$45,317	$—	$114,163
(1) Excludes general and administrative adjustments above.

FIESTA RESTAURANT GROUP, INC.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(In thousands of dollars, except per share amounts):

Adjusted net income and related adjusted diluted earnings per share are non-GAAP financial measures. Adjusted net income is defined as net income (loss) before impairment and other lease charges, other expense (income), net, unused pre-production costs in advertising expense, terminated capital project costs, board and shareholder matter costs, write-off of site development costs, Plan restructuring costs and retention bonuses, office restructuring and relocation costs, certain legal settlements and related costs and other significant items that are related to strategic changes and/or are not related to the ongoing operation of our restaurants. Management believes that adjusted net income and related adjusted earnings per diluted share, when viewed with our results of operations calculated in accordance with GAAP (i) provide useful information about our operating performance and period-over-period growth, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly should not be considered as alternatives to net income or net income per share as indicators of operating performance or liquidity. Also these measures may not be comparable to similarly titled captions of other companies.

	(unaudited)
	Three months ended
	October 1, 2017				October 2, 2016
	Income (Loss) Before Income Taxes	Benefit From Income Taxes (j)	Net Income (Loss)	Diluted EPS	Income (Loss) Before Income Taxes	Benefit From Income Taxes (j)	Net Income (Loss)	Diluted EPS
Reported - GAAP	$(13,084)	$(4,827)	$(8,257)	$(0.31)	$(7,279)	$(2,748)	$(4,531)	$(0.17)
Adjustments:
Non-general and administrative expense adjustments:
Impairment and other lease charges (a)	15,905	6,111	9,794	0.36	18,513	7,035	11,478	0.43
Other expense (income), net (b)	461	177	284	0.01	—	—	—	—
Total Non-general and administrative expense	16,366	6,288	10,078	0.37	18,513	7,035	11,478	0.43
General and administrative expense adjustments:
Board and shareholder matter costs (e)	(155)	(60)	(95)	—	282	107	175	0.01
Write-off of site development costs (f)	8	3	5	—	581	221	360	0.01
Plan restructuring costs and retention bonuses (g)	87	34	53	—	—	—	—	—
Office restructuring and relocation costs (h)	(152)	(58)	(94)	—	193	73	120	—
Legal settlements and related costs (i)	—	—	—	—	834	317	517	0.02
Total General and administrative expense	(212)	(81)	(131)	—	1,890	718	1,172	0.04
Adjusted - Non-GAAP	$3,070	$1,380	$1,690	$0.06	$13,124	$5,005	$8,119	$0.30

	(unaudited)
	Nine months ended
	October 1, 2017				October 2, 2016
	Income (Loss) Before Income Taxes	Benefit From Income Taxes (j)	Net Income (Loss)	Diluted EPS	Income Before Income Taxes	Provision For Income Taxes (j)	Net Income	Diluted EPS
Reported - GAAP	$(39,718)	$(14,241)	$(25,477)	$(0.95)	$22,345	$8,065	$14,280	$0.53
Adjustments:
Non-general and administrative expense adjustments:
Impairment and other lease charges (a)	59,081	22,700	36,381	1.35	18,607	7,071	11,536	0.43
Other expense (income), net (b)	1,259	484	775	0.03	(238)	(90)	(148)	(0.01)
Unused pre-production costs in advertising expense (c)	410	158	252	0.01	—	—	—	—
Total Non-general and administrative expense	60,750	23,342	37,408	1.38	18,369	6,981	11,388	0.42
General and administrative expense adjustments:
Terminated capital project (d)	849	326	523	0.02	—	—	—	—
Board and shareholder matter costs (e)	3,748	1,440	2,308	0.09	1,030	391	639	0.02
Write-off of site development costs (f)	462	178	284	0.01	877	333	544	0.02
Plan restructuring costs and retention bonuses (g)	2,101	807	1,294	0.05	—	—	—	—
Office restructuring and relocation costs (h)	(152)	(58)	(94)	—	539	205	334	0.01
Legal settlements and related costs (i)	(473)	(182)	(291)	(0.01)	459	174	285	0.01
Total General and administrative expense	6,535	2,511	4,024	0.15	2,905	1,103	1,802	0.07
Adjusted - Non-GAAP	$27,567	$11,612	$15,955	$0.59	$43,619	$16,149	$27,470	$1.02

(a) Impairment and other lease charges for the three months ended October 1, 2017, primarily include impairment charges for six Pollo Tropical restaurants that closed in September 2017, six additional Pollo Tropical restaurants and two Taco Cabana restaurants that the Company continues to operate, and other lease charges, net of recoveries, for restaurants closed in the third quarter of 2017 as well as adjustments related to previously closed restaurants due to lease terminations and assignments. Impairment and other lease charges for the nine months ended October 1, 2017, primarily include impairment charges for 36 Pollo Tropical restaurants closed in 2017, seven of which were impaired in 2016, impairment charges for four Taco Cabana restaurants closed in July 2017, impairment charges with respect to six Pollo Tropical restaurants and five Taco Cabana restaurants that the Company continues to operate, impairment charges related to a restaurant closed in 2016 as a result of the decision not to convert the location to a Taco Cabana restaurant, and other lease charges, net of recoveries, related to restaurants closed in 2017 as well as previously closed restaurants. Impairment and other lease charges for the three and nine months ended October 2, 2016 primarily included impairment charges of $18.5 million related to sixteen Pollo Tropical restaurants that were subsequently closed in the fourth quarter of 2016 and second quarter of 2017 and one Taco Cabana restaurant that was subsequently closed in the third quarter of 2017.

(b) Other expense (income), net for the three and nine months ended October 1, 2017, primarily includes costs for the removal of signs and equipment and equipment transfers and storage related to the closure of restaurants and severance for restaurant employees, partially offset by estimated insurance recoveries related to a restaurant temporarily closed due to Hurricane Harvey damages, and expected business interruption insurance proceeds related to a Taco Cabana restaurant that was temporarily closed due to a fire. Other income for the nine months ended October 2, 2016, primarily includes additional proceeds related to a Taco Cabana location that closed in 2015 as a result of an eminent domain proceeding.

(c) Unused pre-production costs for the nine months ended October 1, 2017, include costs for advertising pre-production that will not be used.

(d) Terminated capital project costs for the nine months ended October 1, 2017, include costs related to the write-off of a capital project that was terminated in the first quarter.

(e) Board and shareholder matter costs for the three and nine months ended October 1, 2017, include fees related to shareholder activism and CEO and board member searches. Board and shareholder matter costs for the three and nine months ended October 2, 2016, primarily include fees related to the previously proposed and terminated separation transaction.

(f) Write-off of site development costs for the three and nine months ended October 1, 2017 and October 2, 2016, includes the write-off of site costs related to locations that we decided not to develop.

(g) Plan restructuring costs and retention bonuses for the three and nine months ended October 1, 2017, include severance related to the Plan and reduction in force and bonuses paid to certain employees for retention purposes.

(h) Office restructuring and relocation costs for the three and nine months ended October 1, 2017 and October 2, 2016, include severance and relocation costs associated with restructuring Pollo Tropical management in Miami, Florida and Dallas, Texas.

(i) Legal settlements and related costs for the three and nine months ended October 1, 2017 and October 2, 2016, include costs and benefits related to litigation matters.

(j) The provision for income taxes related to the adjustments was calculated using the Company's combined federal statutory and estimated state rate of 38.4% and 38.0% for the periods ending October 1, 2017 and October 2, 2016, respectively.